UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2011

Cycle Country Accessories Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-68570	42-1523809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1701 38th Avenue West

Spencer, Iowa 51301

(Address of principal executive offices, including zip code)

(712) 262-4191

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into A Material Definitive Agreement

On August 26, 2011, Cycle Country Accessories Corp., a Nevada corporation, and its wholly-owned subsidiary, Cycle Country Accessories Corporation, an Iowa corporation (collectively, the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) for the sale (the “Asset Sale”) of the Company’s assets related to its business in aftermarket accessories for all-terrain vehicles and utility vehicles sold under the “Cycle Country” brand name (the “Product Line”) to Kolpin Outdoors, Inc. (“Kolpin”).

Below is a summary of some the key terms of the proposed transaction and the Asset Purchase Agreement, and a full copy of the Purchase Agreement is included as Exhibit 2.1 to this Report on Form 8-K. The following summary is qualified in its entirety by reference to Exhibit 2.1.

Purchase Price

The purchase price for the assets being sold is $9,700,000, subject to certain adjustments and contingencies. At the closing, $3,200,000 will be paid to the Company in cash. An additional $1,000,000 will be paid in three installments, on October 1, 2011, January 12, 2012 and April 1, 2012, subject to the Kolpin’s right to offset certain claims against such amount. The purchase price also will be increased or decreased to the extent the value of the inventory is more or less than $1,000,000.

The balance of $5,500,000 represents the maximum amount the Company could receive under an earnout provision, under which the Company will receive a percentage of net sales if Seller achieves certain net sales targets specified for the three one year periods following closing. Since these payments will depend on Kolpin’s net sales for the periods specified, we cannot predict with certainty the amount of the payments, if any, to which the Company will be entitled under this provision.

In addition, Kolpin has agreed to assume certain liabilities, including liabilities relating to the operation of the Product Line after closing; certain warranty obligations of the Company and certain customer rebate programs.

Assets Not Being Sold; Continued Operations

We are retaining our manufacturing facilities located in Spencer and Milford, Iowa, together with our manufacturing equipment, cash and accounts receivable. At the closing, Kolpin and the Company will enter into a manufacturing agreement under which, for a period of time, the Company will continue to manufacture all of the products in the Product Line for Kolpin. In addition, the Company has agreed to provide certain additional warehousing, sales, product support and shipping services as specified in the Purchase Agreement. We also will continue to conduct our contract manufacturing business, our plastic products business and our oil filter business.

Stockholder Approval

The Asset Sale is subject to approval of our stockholders holding a majority of the outstanding shares of our common stock. As of the date of this Report, stockholders holding 51.9% of the Company’s common stock have entered into a voting agreement in which they have agreed to approve the Asset Sale, so we do not expect to need a meeting of the stock holders to approve the sale. The Company will be required to distribute an Information Statement to its stockholders in accordance with the requirements of the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Conditions to Closing

The closing of the Asset Sale is subject to certain conditions, including that:

•           we comply with our obligations under the Purchase Agreement;

•           Kolpin receives the consent of its lender to the acquisition of the Product Line and confirmation that the acquired assets will be added to its eligible borrowing base under its loan agreement;

•           Kolpin is satisfied with its due diligence review of the properties, books and records relating to the Product Line; and

•           we receive all required third-party consents and approvals.

Termination Rights

The Purchase Agreement contains certain termination rights for both us and Kolpin. In addition, we have the right to terminate the Purchase Agreement if we receive a bona fide acquisition proposal from a third party that we believe to be superior, in which case we would be obligated to pay Kolpin a termination fee of $225,000.

Closing and Other Matters

The transaction is currently expected to close in the first quarter of our 2012 fiscal year depending on the satisfaction of the closing conditions. Upon closing of the Asset Sale, we will continue to be a public company and we will hold the net cash proceeds from the sale, after payment of expenses and repayment of indebtedness, and we will continue to own the assets not being sold to Kolpin. The board of directors currently intends to look for acquisition opportunities. In connection with the Purchase Agreement, the Company may not compete with the Product Line for a period of five years, so any such opportunities would be in a business different than the Product Line.

Cautionary Statements

Stockholders are not third-party beneficiaries under the Purchase Agreement, and should not rely on the representations, warranties and covenants therein or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

This current report on Form 8-K release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect”, “believe”, “anticipate”, “may”, “plan”, “intend”, “estimate”, “could”, and other similar expressions are intended to identify these forward-looking statements. Examples of forward-looking statements include the expected timing of closing the transaction, including receiving stockholder and regulatory approval, the amount of our transaction expenses, and the amount of the cash consideration to be paid at closing. We do not assure the future results or outcome of the matters described in forward-looking statements; rather, these statements merely reflect current expectations of the approximate outcomes of the matters discussed. These statements are subject to certain risks, including, among others, the ability of the parties to perform their obligations under the Purchase Agreement, consummation of the Asset Sale, general economic conditions, reactions from customers and suppliers from the announcement of the transaction, and other risks detailed from time to time in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are available at the SEC website at www.sec.gov.

Item 8.01 Other Matters.

On September 1, 2011, Cycle Country Accessories Corp. issued a press release titled “Cycle Country Accessories Corp. Announces Sale of its ATV Accessories Division for $9.7 Million,” which press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated August 26, 2011, among Kolpin Outdoors, Inc., Cycle Country Accessories Corp., and Cycle Country Accessories Corporation*
99.1	Press Release, dated September 1, 2011

* Excludes the disclosure schedules and exhibits that are attached to the Asset Purchase Agreement. The omitted schedules and exhibits are identified in the Asset Purchase Agreement, and we agree to furnish a copy of such schedules to the Commission upon request.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations are intended to identify forward-looking statements. These statements speak only of the date hereof and are subject to risks and uncertainties that could cause actual results to differ materially, including further review of the matters discussed above, actions that may be taken or required as a result of the Investigation, including the need to restate prior financial results, and the conclusions reached by the Company’s management and board of directors based on the results of any investigations, and any further review or investigation.  The Company undertakes no obligation to revise or update publicly any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCLE COUNTRY ACCESSORIES CORP.

By:	/s/ Robert Davis
Robert Davis
Interim Chief Executive Officer, Chief Operating Officer and Chief Financial Officer

Date: September 1, 2011